Exhibit 99.2
Blucora, Inc.
Supplemental Information
March 31, 2019

Blucora Consolidated Financial Results (1)

(in thousands except %s and per share amounts, rounding differences may exist)	2017	2018					2019
	FY 12/31	1Q	2Q	3Q	4Q	FY 12/31	1Q
Segment revenue:
Wealth Management	$348,620	$92,082	$92,015	$91,887	$97,190	$373,174	$89,532
Tax Preparation (1)	160,937	113,883	65,833	3,498	4,068	187,282	136,236
Total	$509,557	$205,965	$157,848	$95,385	$101,258	$560,456	$225,768
Segment income (loss): (2)
Wealth Management	$50,916	$13,075	$12,954	$12,891	$14,133	$53,053	$11,540
Tax Preparation (1)	72,921	58,806	44,121	(6,936)	(8,742)	87,249	79,272
Total	$123,837	$71,881	$57,075	$5,955	$5,391	$140,302	$90,812
Segment income (loss) % of revenue:
Wealth Management	15%	14%	14%	14%	15%	14%	13%
Tax Preparation (1)	45%	52%	67%	(198)%	(215)%	47%	58%
Total	24%	35%	36%	6%	5%	25%	40%
Unallocated corporate operating expenses (2)	$22,907	$5,541	$4,238	$4,572	$6,143	$20,494	$7,105
Adjusted EBITDA	$100,930	$66,340	$52,837	$1,383	$(752)	$119,808	$83,707
Other unallocated operating expenses: (2)
Stock-based compensation	$11,653	$2,955	$3,730	$2,874	$3,694	$13,253	$2,443
Acquisition and integration costs	—	—	—	—	—	—	1,797
Depreciation	4,137	2,002	1,124	930	947	5,003	1,310
Amortization of acquired intangible assets	34,002	8,357	8,855	8,271	8,103	33,586	8,044
Restructuring	3,101	289	2	—	(3)	288	—
Operating income (loss)	$48,037	$52,737	$39,126	$(10,692)	$(13,493)	$67,678	$70,113
Unallocated other income/loss: (2)
Interest income	$(110)	$(40)	$(58)	$(119)	$(132)	$(349)	$(140)
Interest expense	21,211	4,181	3,847	3,744	3,838	15,610	3,776
Amortization of debt issuance costs	1,089	203	284	172	174	833	172
Accretion of debt discounts	1,947	47	40	38	38	163	38
Loss on debt extinguishment and modification expense	20,445	776	758	—	—	1,534	—
Other (income) loss, net	(31)	61	(2,112)	28	29	(1,994)	112
Total	$44,551	$5,228	$2,759	$3,863	$3,947	$15,797	$3,958
Income (loss) before income taxes	$3,486	$47,509	$36,367	$(14,555)	$(17,440)	$51,881	$66,155
Income tax (benefit) expense: (3)
Cash	$963	$565	$325	$515	$1,309	$2,714	$834
Non-cash (4)	(26,853)	1,398	582	(1,333)	(3,050)	(2,403)	3,151
Total	$(25,890)	$1,963	$907	$(818)	$(1,741)	$311	$3,985
GAAP income (loss)	$29,376	$45,546	$35,460	$(13,737)	$(15,699)	$51,570	$62,170
GAAP income (loss) per share - diluted	$0.57	$0.93	$0.71	$(0.37)	$(0.38)	$0.90	$1.25
GAAP impact of noncontrolling interests (5)	(2,337)	(205)	(222)	(227)	(281)	(935)	—
GAAP net income (loss) attributable to Blucora, Inc.	$27,039	$45,341	$35,238	$(13,964)	$(15,980)	$50,635	$62,170
Non-GAAP net income (loss)	$69,148	$58,232	$47,726	$(4,430)	$(7,492)	$94,036	$77,194

(in thousands except %s and per share amounts, rounding differences may exist)	2017		2018						2019
	FY 12/31		1Q	2Q	3Q	4Q	FY 12/31		1Q
Non-GAAP net income (loss) per share - diluted	$1.46	(6)	$1.20	$0.97	$(0.09)	$(0.16)	$1.90	(7)	$1.56
Outstanding Shares	46,366		46,828	47,494	47,816	48,044	48,044		48,255
Basic shares - GAAP	44,370		46,641	47,221	47,712	48,002	47,394		48,161
Diluted shares - GAAP	47,211		48,665	49,434	47,712	48,002	49,381		49,542
Notes to Consolidated Financial Results on next page

Notes to Consolidated Financial Results

(1) As a highly seasonal business, almost all of the Tax Preparation revenue is generated in the first four months of the calendar year.
(2) We do not allocate certain general and administrative costs (including personnel and overhead costs), stock-based compensation, acquisition and integration costs, depreciation, amortization of acquired intangible assets, restructuring, other income/loss, or income taxes to the reportable segments. The general and administrative costs are included in "Unallocated corporate operating expenses."
(3) On December 22, 2017, the Tax Cuts and Job Act was signed into law. This law, effective January 1, 2018, lowered the corporate income tax rate from 35% to 21%. As a result of that reduction we re-valued our net deferred tax liabilities in 2017, which resulted in an additional income tax benefit of $21.4 million. During 2017 we recorded an income tax benefit of $25.9 million.
(4) Amounts represent the non-cash portion of income taxes. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which consist primarily of U.S. federal net operating losses. The majority of these net operating losses will expire, if unutilized, between 2020 and 2024.
(5) GAAP income (loss) excludes the impact of noncontrolling interests associated with the HD Vest management rollover equity ownership of 4.48%. The impact of noncontrolling interests is recorded separately and after GAAP income (loss).
(6) Calculation in FY 2017 used 47,211,000 diluted shares due to non-GAAP net income.
(7) Calculation in FY 2018 used 49,381,000 diluted shares due to non-GAAP net income.

Blucora Reconciliation of Non-GAAP Financial Measures (1) (2)

	2017	2018					2019
(in thousands except per share amounts, rounding differences may exist)	FY 12/31	1Q	2Q	3Q	4Q	FY 12/31	1Q
Adjusted EBITDA
Net income (loss) attributable to Blucora, Inc. (1) (2)	$27,039	$45,341	$35,238	$(13,964)	$(15,981)	$50,634	$62,170
Stock-based compensation	11,653	2,955	3,730	2,874	3,694	13,253	2,443
Depreciation and amortization of acquired intangible assets	38,139	10,359	9,979	9,201	9,050	38,590	9,354
Restructuring	3,101	289	2	—	(3)	288	—
Other loss, net	44,551	5,228	2,759	3,863	3,947	15,797	3,958
Net income attributable to noncontrolling interests	2,337	205	222	227	281	935	—
Income tax (benefit) expense	(25,890)	1,963	907	(818)	(1,741)	311	3,985
Acquisition and integration costs	—	—	—	—	—	—	1,797
Adjusted EBITDA	$100,930	$66,340	$52,837	$1,383	$(753)	$119,808	$83,707
Non-GAAP Net Income (Loss)
Net income (loss) attributable to Blucora, Inc. (1) (2) (3)	$27,039	$45,341	$35,238	$(13,964)	$(15,981)	$50,634	$62,170
Stock-based compensation	11,653	2,955	3,730	2,874	3,694	13,253	2,443
Amortization of acquired intangible assets	34,002	8,357	8,855	8,271	8,103	33,586	8,044
Accretion and write-off of debt discount and debt issuance costs on previous debt	17,875	—	—	—	—	—	—
Acquisition and integration costs	—	—	—	—	—	—	1,797
Restructuring	3,101	289	2	—	(3)	288	—
Impact of noncontrolling interests	2,337	205	222	227	281	935	—
Cash tax impact of adjustments to GAAP net income	(6)	(313)	(903)	(505)	(536)	(2,257)	(411)
Non-cash income tax (benefit) expense	(26,853)	1,398	582	(1,333)	(3,050)	(2,403)	3,151
Non-GAAP net income (loss)	$69,148	$58,232	$47,726	$(4,430)	$(7,492)	$94,036	$77,194

Non-GAAP net income (loss) per share	$1.06	$1.20	$0.97	$(0.09)	$(0.16)	$1.90	$1.56
Diluted shares	47,211	48,665	49,434	47,712	48,002	49,381	49,542

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures

(1) We define Adjusted EBITDA as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation and amortization of acquired intangible assets, restructuring, other loss, net, the impact of noncontrolling interests, income tax (benefit) expense, and acquisition and integration costs. For purposes of this definition, restructuring costs relate to the relocation of our corporate headquarters during 2017. The aforementioned items are only included in Adjusted EBITDA in the periods they occurred.

We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We define non-GAAP net income (loss) as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets, accretion and write-off of debt discount and debt issuance costs on previous debt, acquisition and integration costs, restructuring costs (described further under Adjusted EBITDA above), the impact of noncontrolling interests, the related cash tax impact of those adjustments, and non-cash income taxes. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if unutilized, between 2020 and 2024. The aforementioned items are only included in non-GAAP net income (loss) in the periods they occurred.

We believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income (loss) and non-GAAP net income (loss) per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss) and net income per share. Other companies may calculate non-GAAP net income (loss) and non-GAAP net income (loss) per share differently, and, therefore, our non-GAAP net income (loss) and non-GAAP net income (loss) per share may not be comparable to similarly titled measures of other companies.

(2) As presented in the Blucora Consolidated Financial Results (unaudited) on page 2.

Blucora Net Leverage Ratio

	2017		2018										2019
(in thousands except ratio, rounding differences may exist)	FY 12/31		1Q		2Q		3Q		4Q		FY 12/31		1Q
CASH:
Cash and cash equivalents	$59,965		$77,107		$89,840		$88,274		$84,524		$84,524		$149,762
DEBT:
Senior secured credit facility	$345,000		$305,000		$265,000		$265,000		$265,000		$265,000		$265,000

NET DEBT (1) (2)	$(285,035)		$(227,893)		$(175,160)		$(176,726)		$(180,476)		$(180,476)		$(115,238)

Last twelve months:
SEGMENT INCOME:
Wealth Management	$50,916		$52,138		$52,686		$53,152		$53,053		$53,053		$51,518
Tax Preparation	72,921		78,594		86,200		85,502		87,249		87,249		107,715
	$123,837		$130,732		$138,886		$138,654		$140,302		$140,302		$159,233
Unallocated corporate operating expenses	(22,907)		(21,675)		(19,450)		(19,435)		(20,494)		(20,494)		(22,058)

ADJUSTED EBITDA (1)	$100,930		$109,057		$119,436		$119,219		$119,808		$119,808		$137,175

LEVERAGE RATIO (1) (3)	2.8	x	2.1	x	1.5	x	1.5	x	1.5	x	1.5	x	0.8	x
(1) Non-GAAP measure.
(2) We define net debt as cash and cash equivalents less the outstanding principal of debt. Management believes that the presentation of this non-GAAP financial measure provides useful information to investors because it is an important liquidity measurement that reflects our ability to service debt.
(3) Net debt leverage ratio is net debt divided by Adjusted EBITDA. Adjusted EBITDA is reconciled to the nearest non-GAAP measure above.

Blucora Reconciliation of Operating Free Cash Flow from Continuing Operations (1)

	2017	2018					2019
(in thousands, rounding differences may exist)	FY 12/31	1Q	2Q	3Q	4Q	FY 12/31	1Q
Net cash provided (used) by operating activities from continuing operations	$72,846	$57,450	$49,107	$(974)	$(35)	$105,548	$70,236
Purchases of property and equipment	(5,039)	(940)	(1,662)	(2,738)	(2,293)	(7,633)	(1,243)
Operating free cash flow from continuing operations	$67,807	$56,510	$47,445	$(3,712)	$(2,328)	$97,915	$68,993
(1) We define operating free cash flow from continuing operations, which is a Non-GAAP measure, as net cash provided by operating activities from continuing operations less purchases of property and equipment. We believe operating free cash flow is an important liquidity measure that reflects the cash generated by the continuing businesses, after the purchases of property and equipment, that can then be used for, among other things, strategic acquisitions and investments in the businesses, stock repurchases, and funding ongoing operations.

Blucora Operating Metrics - Wealth Management

	2017	2018					2019
(in thousands except %s, rounding differences may exist)	FY 12/31	1Q	2Q	3Q	4Q	FY 12/31	1Q
Segment revenue	$348,620	$92,082	$92,015	$91,887	$97,190	$373,174	$89,532
Segment net revenue (1)	$113,417	$29,256	$29,822	$29,994	$31,745	$120,817	$28,672
Segment income (2)	$50,916	$13,075	$12,954	$12,891	$14,133	$53,053	$11,540
Segment income % of revenue	15%	14%	14%	14%	15%	14%	13%
Segment income % of net revenue	45%	45%	43%	43%	45%	44%	40%

(in thousands except %s, rounding differences may exist)			2017	2018					2019
	Sources of Revenue	Primary Drivers	FY 12/31	1Q	2Q	3Q	4Q	FY 12/31	1Q
Adviser-driven	Commission	- Transactions - Asset levels	$160,241	$42,870	$40,384	$41,015	$39,932	$164,201	$37,160
	Advisory	- Advisory asset levels	145,694	39,301	40,058	41,443	43,551	164,353	39,757
Other revenue	Asset-based	- Cash balances - Interest rates - Number of accounts - Client asset levels	26,297	7,172	7,306	6,979	9,999	31,456	9,693
	Transaction and fee	- Account activity - Number of clients - Number of advisors - Number of accounts	16,388	2,739	4,267	2,450	3,708	13,164	2,922
	Total revenue		$348,620	$92,082	$92,015	$91,887	$97,190	$373,174	$89,532
	Total recurring revenue (3)		$277,546	$72,962	$75,369	$74,228	$80,558	$303,117	$73,241
	Recurring revenue rate (3)		79.6%	79.2%	81.9%	80.8%	82.9%	81.2%	81.8%

(in thousands except %s and as otherwise indicated, rounding differences may exist)	2017	2018					2019
	FY 12/31	1Q	2Q	3Q	4Q	FY 12/31	1Q
Total Client Assets	$44,178,710	$44,383,024	$45,016,993	$46,413,409	$42,249,055	$42,249,055	$46,164,603
Brokerage Assets	$31,648,545	$31,665,899	$32,069,800	$32,897,081	$29,693,650	$29,693,650	$32,176,414
Advisory Assets	$12,530,165	$12,717,125	$12,947,193	$13,516,328	$12,555,405	$12,555,405	$13,988,189
% of total Total Client Assets	28.4%	28.7%	28.8%	29.1%	29.7%	29.7%	30.3%
Number of advisors (in ones)	3,999	3,920	3,709	3,687	3,593	3,593	3,553
Adviser-driven revenue per adviser (4)	$76.5	$21.0	$21.7	$22.4	$23.2	$91.4	$21.6
1. Amount represents segment revenue less advisor commission payout.
2. Excludes expenses associated with non-recurring projects.
3. Recurring revenue consists of trailing commissions, advisory fees, fees from cash sweep programs, and certain transaction and fee revenue.
4. Full year adviser-driven revenue per adviser is based upon a full year of adviser-driven revenue.

Blucora Operating Metrics - Tax Preparation

(in thousands except %s, rounding differences may exist)	U.S. tax seasons ended			Three months ended March 31,
Consumers	April 16, 2019	April 19, 2018	% change	2019	2018	% change
E-files	3,115	3,772	(17)%	2,244	2,742	(18)%

(in thousands except %s and as otherwise indicated, rounding differences may exist)	U.S. tax seasons ended			Three months ended March 31,
Preparers	April 16, 2019	April 19, 2018	% change	2019	2018	% change
E-files	1,833	1,763	4%	1,381	1,324	4%
Units sold (in ones)	20,502	20,588	—%	20,024	20,191	(1)%
E-files per unit sold (in ones)	89.4	85.6	4%	69.0	65.6	5%